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BUSINESS AND MANAGEMENT SERVICES AGREEMENT

This Agreement is dated for reference the 7th day of February, 2007, and is made between:

Hammond Management Corporation (“HAMCO”)
Suite 315, 185 - 911 Yates Street
Victoria, B.C., Canada V8V 4Y9

And:

PAX BIOFUELS INC. (“PAX”)
6 Bulevar Mihajla Pupina, 11070 Belgrade, Serbia

WHEREAS "PAX" is in the process of developing a biodiesel production facility in Serbia;

AND WHEREAS“HAMCO” has agreed to provide the Business and Management Services specified in this Agreement to “PAX” and its related parties;

NOW THEREFORE in consideration of the covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), "PAX" and “HAMCO” agree as follows:

1.	SCOPE OF BUSINESS AND MANAGEMENT SERVICES

1.1	“HAMCO” will provide the services of Paul Leslie Hammond, C.A. to carry out the following functions:

1.1.1	Service as the President of “PAX”.

1.1.2	Service as Compliance Officer for “PAX” as required.

1.1.3	Assumption of specific senior executive roles within the projects of “PAX” as defined by “PAX”.

1.1.4	Directing the management of the investments of “PAX.

1.1.5	Leading the negotiation and implementation of acquisitions by “PAX”.

1.1.6	Provision of management, professional and technical expertise in support of the development and operation of the biodiesel project. These services are to include:

defining business objectives, policies, organization  structure, staffing requirements, business strategies, short and medium term operating plans and budgets and their operating and control systems and procedures identification of new business opportunities; negotiation of acquisitions and joint venture participations; implementation of acquisitions, mergers, and/or joint ventures as required from time to time

1.1.7	Directing the promotional and marketing efforts of the project

2.	REPORTING RELATIONSHIP

“HAMCO” will be responsible to and will only accept instructions from the Chairman of The Board of PAX for carrying out the functions defined in Clause 1.1 above.

3.	SERVICE REMUNERATION

“HAMCO” will be remunerated for the services referred to in Clause 1.1 above on the following basis:

3.1	“PAX” will pay to “HAMCO” on a monthly basis a monthly retainer fee of $ 6,500 Cdn. at the beginning of each and every month during the term of this Agreement.

3.2	“HAMCO” will be entitled to participate in any management bonus pool created by “PAX” for superior operating results.

4.	TERM OF AGREEMENT

4.1
This Agreement will commence on the 7th day of February, 2007 and will be effective until the 31st day of January, 2010, except under the condition whereby “HAMCO” is unable to supply the services referred to in Clause 1 on behalf of “HAMCO” for a continuous period of time which exceeds 30 days due to illness, accident or unavoidable circumstances beyond its control, in which event the contract may be terminated at the discretion of "PAX" upon the provision of 30 days notice in writing.

4.2
Upon the mutual agreement of “HAMCO” and "PAX", this Agreement between “HAMCO” and “PAX” may be extended for a further period of time according to the same or appropriately amended terms and conditions.

4.3	This Agreement may be terminated by either party upon 90 days written receipt of notice.

5.	BUSINESS EXPENSES

As appropriate, “PAX” will reimburse “HAMCO” for all expenses incurred by “HAMCO”, its Officers, employees or subcontractors in respect to the business activities of “PAX” upon presentation of an invoice accompanied by suitable proof of having incurred the expenses, and of approval having been granted for the expenses by “PAX”.

6.	BENEFIT PLANS

Whereas “PAX” provides certain benefit programmes for its personnel, Paul Leslie Hammond, C.A. will be entitled to participate in these programmes.

7.	ASSIGNMENT OF AGREEMENTS

No Agreements between "PAX" and “HAMCO” may be assigned without the express approval in writing of all the parties above.

8.	APPLICABLE LEGAL JURISDICTIONS

8.1	The laws of British Columbia will apply in respect of this Agreement.

9.	EXECUTION OF THE INTENT OF THIS AGREEMENT

9.1	The signatories hereto shall execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.

9.2	Time is of the essence of this Agreement.

This Agreement enures to the benefit of, and is binding upon the signatories hereto and their heirs, successors, executors, administrators and permitted assigns.

In witness whereof the parties have executed this Agreement as of the day and year first above written.

PAX BIOFUELS INC.
Per:

M. Andric, Director and Authorized Signatory

Hammond Management Corporation
Per:

P. L. Hammond, C.A.
President